                                    AMENDMENT

                    To Transfer Agency and Service Agreements
                                     Between
                       State Street Bank and Trust Company
                                       And
                          Schroder Global Series Trust,
                            Schroder Series Trust and
                        Schroder Capital Funds (Delaware)

This Amendment is made as of the 1st day of September, 2006, by State Street
Bank and Trust Company (the "Transfer Agent" or the "Bank") and each of Schroder
Global Series Trust, Schroder Series Trust and Schroder Capital Funds (Delaware)
(each a "Fund", collectively the "Funds"). In accordance with the Transfer
Agency and Service Agreements between Schroder Global Series Trust and the
Transfer Agent dated September 1, 2003, Schroder Series Trust and the Bank dated
October 27, 1993 and Schroder Capital Funds (Delaware) and the Transfer Agent
dated May 28, 1999 (the "Agreements"), the Transfer Agent and/or the Bank and
each Fund desire to amend the Agreements as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Fees and Expenses. The Fee Schedule dated September 1, 2005 through August
31, 2006 to the Agreements is replaced and superseded with the Fee Schedule attached hereto and dated September 1, 2006 through August 31, 2009 ("Schedule
3.1");

2. All defined terms and definitions in the Agreement shall be the same in this amendment (the "2006 Amendment") except as specifically revised by this 2006
Amendment; and

3. Except as specifically set forth in this 2006 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

                                    AMENDMENT

                    To Transfer Agency and Service Agreements
                                     Between
                       State Street Bank and Trust Company
                                       And
                          Schroder Global Series Trust,
                            Schroder Series Trust and
                        Schroder Capital Funds (Delaware)
                                   (continued)

IN WITNESS WHEREOF, the parties hereto have caused this 2006 Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

SCHRODER GLOBAL SERIES TRUST             STATE STREET BANK AND TRUST COMPANY

By: /s/ Alan M. Mandel                   By:  /s/ Joseph L. Hooley
   -----------------------------------       -----------------------------------
                                             Joseph L. Hooley
Name:  Alan M. Mandel                        Executive Vice President
      --------------------------------
Title:  Treasurer
       -------------------------------

SCHRODER SERIES TRUST                    SCHRODER CAPITAL FUNDS (DELAWARE)

By:  /s/ Alan M. Mandel                  By:  /s/ Alan M. Mandel
    ----------------------------------       -----------------------------------
Name:  Alan M. Mandel                    Name:  Alan M. Mandel
      --------------------------------         ---------------------------------
Title:  Treasurer                        Title:  Treasurer
       -------------------------------          --------------------------------

                                  SCHEDULE 3.1
                                      FEES

              Effective: September 1, 2006 through August 31, 2009

General: Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes. Account service fees are the higher of: open account charges plus closed account charges or the fund minimum.

Annual Account Fees
Daily Dividend Fund                        $14.29/account
Non-Daily Dividend Fund                    $11.44/account
Closed Account Fee                         $ 2.06/account

Additional Annual Fees
Complex Base Fee                           $   285,734.00
Fund Minimum                               $    22,860.00/CUSIP

Activity Based Fees
New Account Set-Up                         $    5.71/each
Manual Transactions                        $    2.29/each
Shareholder Telephone Calls                $    2.29/each
Correspondence                             $    3.43/each

Banking Services
Checkwriting                               $    1.10/each
ACH                                        $    0.40/each

Other Fees (if applicable)
Investor Processing                        $    2.00/each
Closed CUSIP (until purged)                $1,500.00/each

IRA Custodial Fees
Annual Maintenance (paid by Shareholder)   $10.00/account

Out-of-Pocket Expenses: Out-of-pocket expenses are billed as incurred and include, but are not limited to: mailing expenses (i.e., statements, checks, printing, postage, etc.), telecommunication expenses, equipment and software expenses (Fund-site only), programming expenses, microfiche, AML delegation duties, freight, bank charges, custom billing, and all other expenses incurred on the Fund's behalf.

Cost of Living Adjustment. Commencing on September 1, 2007 and upon each anniversary thereafter, the total fee for all services for each succeeding year shall equal the fee that would be charged for the same services based on a fee rate (as reflected in this Schedule 3.1) increased by the percentage increase for the twelve-month period of such previous calendar year of the CPI-W (defined below), or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties. As used herein, "CPI-W" shall mean the Consumer Price Index for Urban
Wage Earners and Clerical Workers for Boston-Brockton-Nashua, MA-NH-ME-CT, (Base
Period: 1982-84 = 100), as published by the United States Department of Labor,
Bureau of Labor Statistics.

                                  SCHEDULE 3.1
                                      FEES
              Effective: September 1, 2006 through August 31, 2009
                                   (continued)

SCHRODER GLOBAL SERIES TRUST             STATE STREET BANK AND TRUST COMPANY

By:  /s/ Alan M. Mandel                  By:  /s/ Joseph L. Hooley
    ----------------------------------       -----------------------------------
                                             Joseph L. Hooley
                                             Executive Vice President
Name:  Alan M. Mandel
      --------------------------------
Title:  Treasurer
       -------------------------------

SCHRODER SERIES TRUST                    SCHRODER CAPITAL FUNDS (DELAWARE)

By:  /s/ Alan M. Mandel                  By:  /s/ Alan M. Mandel
    ----------------------------------       -----------------------------------
Name:  Alan M. Mandel                    Name:  Alan M. Mandel
      --------------------------------         ---------------------------------
Title:  Treasurer                        Title:  Treasurer
       -------------------------------          --------------------------------